UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 21, 2009

River Valley Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-21765	35-1984567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Clifty Drive, P.O. Box 1590, Madison, Indiana		47250-0590
(Address of Principal Executive Offices)		(Zip Code)

(812) 273-4949
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On July 21, 2009, River Valley Bancorp issued a press release reporting its results of operations and financial condition for the second quarter ended June 30, 2009.

A copy of the press release is attached as Exhibit 99.1 to this Current Report. The information disclosed under this Item 2.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 21, 2009, the Board of Directors of River Valley Bancorp, an Indiana corporation (the “Company”), amended the Company’s Amended Code of By-Laws (the “Bylaws”) to add a new Section 12 to Article IV to elect not to be governed by new Indiana Code §23-1-33-6(c) of the Indiana Business Corporation Law (the “IBCL”).  The new IBCL provision, which became effective July 1, 2009, imposes mandatory staggered terms for the members of the board of directors of all public companies incorporated in Indiana unless, on or before July 31, 2009, the company adopts a bylaw expressly electing not to be governed by the provision. Even if a company elects to “opt out” of the mandatory IBCL staggered board requirement, the company may maintain or adopt a staggered board in compliance with the provisions of the company’s articles or bylaws. A company that does opt out on or before July 31, 2009, may subsequently rescind the election to opt out and cause the company to become subject to the mandatory staggered board requirement.

The Company currently maintains a staggered Board of Directors in compliance with its Bylaws and Articles of Incorporation.

The Bylaws, as amended, are attached as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference. Article IV, Section 12 contains the amendment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amended Code of By-Laws of River Valley Bancorp (As Amended July 21, 2009)
99.1	Press Release, dated July 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: July 23, 2009	RIVER VALLEY BANCORP

	By:	/s/ Vickie L. Grimes
Vickie L. Grimes Vice President of Finance

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Location

3.1	Amended Code of By-Laws of River Valley Bancorp (As Amended July 21, 2009)	Attached
99.1	Press Release, dated July 21, 2009	Attached